Exhibit 99.1

Convio Acquires Analytics and Data Intelligence Firm StrategicOne

Addition of Data Intelligence Services Strengthens Enterprise Offering

Austin, January 31, 2011 — Convio, Inc. (NASDAQ: CNVO), announced today it has acquired StrategicOne, a leading provider of analytics, predictive modeling and database marketing services. By adding StrategicOne’s capabilities to Convio’s market leading software and service offerings, nonprofits can improve marketing and fundraising results by building stronger relationships with constituents and prospects. StrategicOne services help nonprofits discover, analyze and act on information to more effectively attract new constituents, retain existing ones, reactivate lapsed supporters and steward relationships to higher levels of engagement.

“Enterprise-size nonprofits need solutions that help them apply analytical intelligence to their constituent data to more successfully leverage relationships across channels and across the organization,” said Gene Austin, Chairman and CEO of Convio. “The experience and expertise of the StrategicOne team combined with our increased investment in enterprise constituent engagement solutions, further strengthens Convio’s position in helping large nonprofits maximize results.”

“The StrategicOne portfolio of services are designed to increase an organizations fundraising and other engagement results by maximizing the lifetime value of each relationship,” added Austin. “These services provide nonprofits with a better understanding of their constituents and prospects which allows them to develop campaigns across channels that more efficiently and effectively engage people to drive fundraising results, volunteerism, advocacy and other forms of engagement.”

StrategicOne, headquartered in Overland Park, KS, was founded in 1997 with the mission to assist clients with predictive and actionable intelligence to improve constituent acquisition, retention and lifetime value across all channels.

“Convio is at the forefront in integrating online and traditional channels with social, mobile and other emerging technologies,” said Michael Rogers, president and chief executive officer for StrategicOne. “We are proud to be joining a company that recognizes evolving market dynamics and is leading the way in helping nonprofits address those changes with innovative technology and services that help deliver fundraising results.”

Under the terms of the agreement, Convio will pay approximately $5 million in cash and may also pay $1 million in cash based on successful achievement of performance targets payable over three years.  Total revenue for StrategicOne was approximately $2 million in 2010. Convio expects the impact of the acquisition to be neutral to non-GAAP earnings per share on a full-year basis in 2011.  The Company will provide additional financial detail regarding the transaction on its regularly scheduled fourth quarter earnings call, to be held February 3, 2011.

About Convio
Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com

Forward Looking Statements

This press release contains certain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 about Convio, Inc. (“Convio”), StrategicOne, LLC (“StrategicOne”) and the combined company after completion of the transaction. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These statements include, but are not limited to, statements related to the opportunity presented by the acquisition, the needs of nonprofit clients and the addressability thereof by Convio and StrategicOne, the integration of the products and services to be delivered to nonprofit clients by the combined company and the fundraising and other benefits thereof, the financial results of StrategicOne and the impact thereof on the financial results of Convio.These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to: the unprecedented volatility in the global economy; the risk that the future business operations of Convio and/or StrategicOne will not be successful; the risk that Convio will not realize all of the anticipated benefits from its acquisition of StrategicOne; the risk that there will be disruptions following the acquisition in client acquisition and retention; the risk that unexpected costs in the integration and operation of the combined company will be incurred; the risk of litigation related to the acquisition or the operations of the combined company and the outcome thereof; the detrimental actions of competitors; adverse changes and developments affecting our industry; quarterly or cyclical variations in financial results; the risk that Convio is not able to protect its intellectual property rights; risks related to the combined company’s reliance on third parties for products and provision of services; and other factors that are set forth in the “Risk Factors” section and other sections of our registration statement and periodic reports filed with the Securities and Exchange Commission. Convio assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Tad Druart, tdruart@convio.com, 512-652-7826

Investor Contact:

Linda Rothemund, IR@convio.com , 415-652-3236